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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91369) of Aether Systems, Inc. (the "Company") pertaining to the Company's 1999 Equity Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-52220) pertaining to the Company's 1999 Equity Incentive Plan, the Company's Registration Statement (Form S-8 No. 333-52222) pertaining to the Company's Acquisitions Incentive Plan and the Company's Registration Statement (Form S-3 No. 333-48898) pertaining to 1,143,949 shares of the Company's common stock, of our report with respect to the financial statements of Sila Communications Limited dated February 2, 2001, except for Note 16, as to which the date is March 30, 2001, included in this December 31, 2000 annual report on Form 10-K of the Company.



                                                               /s/ Ernst & Young



London, England
April 2, 2001